SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)        January 21, 1997


                Northern States Power Company
    (Exact name of registrant as specified in its charter)


                           Minnesota
        (State or other jurisdiction of incorporation)


   1-3034                                                 41-0448030
(Commission File Number)                    (IRS Employer Identification No.)


414 Nicollet Mall, Mpls, MN                                    55401
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code          612-330-5500



 (Former name or former address, if changed since last report)






Item 5.   Other Events

Northern States Power Company, a Minnesota corporation (NSP), announced a non-binding letter of intent with TransCanada Pipelines, Limited a Canadian corporation, regarding a proposed expansion and transaction involving Viking Gas Transmission Company, a Delaware corporation and wholly owned interstate natural gas pipeline subsidiary of NSP.

Item 7.   Financial Statements and Exhibits

(c)  EXHIBITS

Exhibit
  No.          Description

 99.01         January 21, 1997 Information Release from NSP




                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Northern States Power Company
                                      (a Minnesota Corporation)



                                      By /s/
                                         Gary R. Johnson
                                         Vice President and
                                           General Counsel




Dated: January 21, 1997



                         EXHIBIT INDEX


Method of            Exhibit
 Filing                No.            Description

 DT                   99.01           January 21, 1997 Information
                                      Release from NSP


DT = Filed electronically with this direct transmission.



                                                  Exhibit 99.01




January 21, 1997


NSP Considering Joint Project with TransCanada

MINNEAPOLIS - Northern States Power Company (NSP) today announced it has entered into a non-binding letter of intent with TransCanada Pipelines Limited (TransCanada) regarding a potential natural gas pipeline expansion and extension project to serve the upper midwest U.S. gas market, and the potential purchase by TransCanada of a 50 percent interest in Viking Gas Transmission Co., an interstate natural gas pipeline subsidiary of NSP.

Viking presently operates a 500-mile, 24-inch diameter gas pipeline from an interconnection with TransCanada at the U.S./Canadian border near Noyes, Minn., to near Marshfield, Wis. Viking is regulated by the Federal Energy Regulatory Commission (FERC). NSP purchased Viking in June 1993.


The proposed project would involve installing a new pipeline parallel to the existing Viking pipeline, and extending the new pipeline to the Chicago area. If constructed, the new pipeline could transport approximately 1.0 to 1.2 billion cubic feet of natural gas per day to markets in Minnesota, Wisconsin, North Dakota and Illinois. The anticipated project cost is approximately $800
- $900 million (U.S. currency), and the new pipeline would be placed in service approximately Nov. 1, 2000.

The project would be constructed only if sufficient market demand exists, and would be subject to extensive pre-construction regulatory and environmental reviews by the FERC and other appropriate government agencies. If the project proceeds, the memorandum of understanding provides that NSP and TransCanada would jointly own and operate the expanded pipeline entity.

No definitive agreements exist between NSP, Viking and TransCanada at this time. Any agreements would be subject to approval by the boards of directors of the respective companies.